Form N-CSR Item 13(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-265180 on Form N-2 of our report dated May 17, 2024, relating to the financial statements and financial highlights of Eaton Vance National Municipal Opportunities Trust (the “Trust”), appearing in this Annual Report on Form N-CSR of the Trust for the year ended March 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 24, 2024